Exhibit 99.1

     Align Technology Appoints C. Raymond Larkin, Jr. to Board of Directors

    SANTA CLARA, Calif., March 18 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today announced that it has appointed C. Raymond Larkin, Jr. to its Board of Directors.

    "Ray brings nearly 30 years of medical device experience to Align," said Thomas M. Prescott, President and Chief Executive Officer of Align Technology. "His leadership and strategic orientation, along with his passion for customers and their patients brings great value to our Board of Directors and our company as we implement strategic initiatives to lead us into the future. We are pleased that he has decided to join us as we continue building a lasting and profitable company for our shareholders, customers and employees."

    Mr. Larkin currently serves as the Chairman and Chief Executive Officer of Eunoe, Inc., a medical device company focused on the treatment of neurological disorders through the management of cerebrospinal fluid. From 1983 to 1998, Mr. Larkin served in a number of roles at Nellcor Puritan Bennett, with his most recent post as President and Chief Executive Officer. While at Nellcor, Mr. Larkin helped grow Nellcor from a start-up to $1 billion in revenue. Prior to Nellcor, Mr. Larkin served in a variety of sales roles for Bentley Laboratories, now a subsidiary of Baxter International.

    Mr. Larkin received his B.S. degree in Industrial Management from LaSalle University. He serves on a number of boards and is frequently a guest speaker at many healthcare and biotechnology events.


    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary new method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor, please visit www.invisalign.com or call 1-800-INVISIBLE.


    Forward-Looking Statements

    This news release contains forward-looking statements, including statements regarding Align's ability to implement future strategic initiatives and maintain company profitability. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's history of losses and negative operating cash flows, Align's ability to increase its revenue significantly while controlling expenses, Align's ability to raise additional capital as required, Align's limited operating history, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align's common stock. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended
December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.


    Investor Relations Contact               Press Contact
     Barbara Domingo                         Shannon Henderson
     Align Technology, Inc.                  Ethos Communications
     (408) 470-1204                          (678) 417-1767
     bdomingo@aligntech.com                  shannon@ethoscommunication.com


SOURCE  Align Technology, Inc.
    -0-                             03/18/2004
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1204, or bdomingo@aligntech.com; or press, Shannon Henderson of Ethos Communications, +1-678-417-1767, or shannon@ethoscommunication.com/
    /Web site:  http://www.invisalign.com/
    (ALGN)

CO:  Align Technology, Inc.
ST:  California
IN:  HEA MTC
SU:  PER